FIRST AMENDMENT TO THE

                      1997 SPLIT-DOLLAR INSURANCE AGREEMENT

                                 BY AND BETWEEN

                         MICROAGE, INC. AND ALAN P. HALD

     This First Amendment to the Split-Dollar Insurance Agreement by and between MicroAge, Inc., a Delaware corporation, and Alan P. Hald dated January 29, 1997 ("1997 SPLIT-DOLLAR AGREEMENT") is made as of this 18th day of June, 1999.

                                R E C I T A L S:

     A. WHEREAS, Alan P. Hald (the "INSURED") acquired insurance on his life in accordance with the terms and provisions of the 1997 Split-Dollar Agreement; and

     B. WHEREAS, MicroAge, Inc. (the "CORPORATION") has paid all premiums due on the Policy through November 12, 1999 in accordance with the terms and provisions of the 1997 Split-Dollar Agreement; and

     C. WHEREAS, the Corporation and the Insured have entered into an Agreement and General Release (the "SEPARATION AGREEMENT") regarding the Insured's separation from his employment with the Corporation effective as of November 1, 1999; and

     D. WHEREAS, the Separation Agreement requires the amendment of the 1997 Split-Dollar Agreement;

     NOW, THEREFORE, the parties, in consideration of the mutual promises contained herein, hereby agree as follows:

                                   AMENDMENTS:

     1. Article II of the 1997 Split Dollar Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE II

          The premiums on the Policy are Fifty-Six Thousand Five Hundred Fifty Dollars and One Cent ($56,550.01) per year. The Corporation shall pay all premiums necessary to keep the Policy in force through the earlier of (i) the death of the Insured, (ii) the Insured's attainment of alternative employment or (iii) November 1, 2001 (the "TERMINATION DATE").

     Notwithstanding   the  foregoing,   if  the  Insured  attains   alternative
     employment prior to his death and prior to November 1, 2001, the Termination Date will not occur until the earlier of the Insured's death or November 1, 2001; provided, however, that the Insured notifies the Corporation in writing that the split-dollar benefits offered by the alternative employer for similarly situated executives are less favorable than those available under this Agreement and the Corporation, in the exercise of good faith business judgment, concurs, and, provided further, that the Insured waives any right to receive any split-dollar benefits from the alternative employer during the time MicroAge is providing such benefits.

     2. Paragraph B of Article V of the 1997 Split Dollar Agreement is hereby amended and restated in its entirety as follows:

          B. The Insured may acquire the Corporation's interest in the Policy for an amount equal to the Corporation's security interest in the Policy as determined in Article III, paragraph A hereof. The Insured must exercise his option to acquire the Corporation's interest in the Policy on or before the Termination Date.

     3. Article VI of the 1997 Split Dollar Agreement is hereby amended and restated in its entirety as follows:

          A. Subject to Article VI, paragraph B below, this Agreement shall terminate upon the occurrence of any of the following:

               1. Surrender or acquisition of the Policy by the Insured, pursuant to Article V of this Agreement.
               2.   Cessation of the corporate business.
               3.   Bankruptcy, receivership or dissolution of Corporation.
               4.   November 1, 2001.
               5.   The death of the Insured.
               6.   The Insured's attainment of alternative employment.

          B. If this Agreement is terminated  pursuant to Article VI,  paragraph
     A.2 or 3 above, the Insured shall pay the Corporation an amount equal to the Corporation's security interest in the Policy as determined in Article III, paragraph A hereof. Upon receipt of such amounts, the Corporation shall thereupon execute and deliver to the Insured a release of the collateral assignment of the Policy. If the Insured does not remit the amount equal to the Corporation's security interest within thirty (30) days of the event described in paragraph A.2 or 3, then all obligations of the Corporation under this Agreement shall be terminated and the Insured shall transfer the ownership of the Policy to the Corporation.

          C. If this Agreement is terminated  pursuant to Article VI, paragraphs
     A.4 or A.6 above, the Insured shall pay the Corporation an amount equal to the Corporation's security interest in the Policy as determined in Article III, paragraph A above. If the Insured does not remit the amount equal to

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     the Corporation's security interest on or before the Termination Date, then all obligations of the Corporation under this Agreement shall be terminated and the Insured shall transfer the ownership of the Policy to the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                    MICROAGE, INC., a Delaware Corporation

                                    /s/ JAMES R. DANIEL
                                    --------------------------------------------
                                    James R. Daniel
                                    Executive Vice President and Chief Financial
                                    Officer

                                    /s/ ALAN P. HALD
                                    --------------------------------------------
                                    Alan P. Hald

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